Exhibit 99.2

FOR IMMEDIATE RELEASE

August 6, 2014

FOR MORE INFORMATION CONTACT:

Dennis Klaeser, Chief Financial Officer — Talmer Bancorp, Inc., (248) 649-2301

Brad Adams, Corporate Development — Talmer Bancorp, Inc., (248) 498-2862

Bob Thomas, Chief Executive Officer — First of Huron Corp., (989) 269-1869

TALMER ANNOUNCES STRATEGIC ACQUISITION OF FIRST OF HURON CORP.

Talmer Bancorp, Inc. (Nasdaq: TLMR)  and First of Huron Corp. jointly announced today the signing of a definitive agreement and plan of merger (“Agreement”) whereby Talmer Bancorp, Inc. will acquire First of Huron Corp., and its wholly-owned bank subsidiary Signature Bank, in an all-cash transaction. According to the terms of the Agreement, Talmer Bancorp will acquire all of the outstanding common stock of First of Huron Corp. in a transaction valued at approximately $13.4 million.

Bob Thomas, Chief Executive Officer of First of Huron Corp., stated, “I am proud of the Bank our team has built and the positive impact we have had on the communities we serve. We believe this transaction offers benefits to our customers and the communities we serve, value for our shareholders and opportunities for our employees. We are pleased to partner with Talmer Bancorp, an organization with a demonstrated commitment to the State of Michigan as well as our local communities in Michigan’s “Thumb” region.  We want to assure Signature Bank customers, shareholders and employees as we move through to the closing of the transaction that we will work transparently in making the transaction as smooth as possible.”

“We are extremely pleased to announce the acquisition of First of Huron Corp. and Signature Bank,” commented David Provost, President and Chief Executive Officer of Talmer Bancorp. “Signature Bank’s eight offices and more than century of service in the Southeast Michigan market are a great complement to our existing footprint.  This opportunity is consistent with our strategic focus of strengthening market concentration in our existing markets and allows us to leverage our existing capital and provide a broad array of deposit and lending products throughout Signature Bank’s footprint.”

Under the terms of the Agreement, which has been unanimously approved by the boards of directors of both companies, each holder of outstanding shares of common stock of First of Huron Corp. will receive cash consideration totaling $25.00 per common share. After the closing of the transaction, First of Huron Corp. will merge into Talmer Bancorp and Signature Bank will merge into Talmer Bancorp’s wholly-owned bank subsidiary, Talmer Bank and Trust.  Completion of the transaction is subject to certain closing conditions, including customary regulatory approvals and the approval of the shareholders of First of Huron Corp. The transaction is expected to close in the fourth quarter of 2014 or the first quarter of 2015.

First of Huron Corp. was advised by the investment banking firm of Austin Associates, LLC. and the law firm of Shumaker, Loop & Kendrick, LLP.  Talmer Bancorp, Inc. was represented by the law firm of Nelson Mullins Riley & Scarborough LLP.

About Talmer Bancorp, Inc.

Headquartered in Troy, Michigan, Talmer Bancorp, Inc. is the holding company for Talmer Bank and Trust and Talmer West Bank.  These banks, operating through branches and lending offices in Michigan, Ohio, Wisconsin, Indiana, Nevada and Illinois, offer a full suite of commercial and retail banking, mortgage banking, wealth management and trust services to small and medium-sized businesses and individuals.

About First of Huron Corporation

First of Huron Corp. headquartered in Bad Axe, Michigan is the holding company for Signature Bank.  The bank has 8 branches serving Michigan’s lower peninsula “Thumb Region”.

Forward-Looking Information

Some of the statements in this joint press release of Talmer Bancorp, Inc. and First of Huron Corp. are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements relating to the expected timing, completion and other effects, including the transition of services, and the intent, belief or current expectations of the banks, regarding the proposed transaction.  These forward looking statements are subject to risks, uncertainties and other factors, such as the inability to obtain the requisite regulatory approvals for the proposed transaction and meet other closing terms and conditions, the reaction to the transaction of the banks’ customers, employees and counterparties or difficulties related to the transition of services, as well as additional risks and uncertainties contained in the “Risk Factors” and the forward-looking statement disclosure contained in Talmer Bancorp, Inc.’s Annual Report on Form 10-K for the most recently ended fiscal year, any of which could cause actual results to differ materially from future results expressed or implied by those forward-looking statements.  All forward-looking statements speak only as of the date of this press release.  Neither Talmer Bancorp, Inc. nor First of Huron Corp. undertakes any duty to update any forward-looking statement made herein.

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